Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT AND TO SECOND AMENDED AND RESTATED PLEDGE AND
SECURITY AGREEMENT
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND TO SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”), made and entered into as of March 30, 2007, is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Borrower”), and U.S. Bank National Association, as agent (“Agent” and sometimes, “U.S. Bank”), JPMorgan Chase Bank, N.A., as syndication agent (“Syndication Agent”), and the Lenders referred to below (collectively with the Agent and the Syndication Agent, the “Lenders”), and Lloyds TSB Bank plc, an English banking corporation (the “New Lender”).
RECITALS
1. The Lenders and the Borrower entered into a Second Amended and Restated Credit Agreement dated as of April 7, 2006 (as amended, the “Credit Agreement”) and a Second Amended and Restated Pledge and Security Agreement dated as of April 7, 2006 (as amended, the “Pledge and Security Agreement”); and
2. The Borrower desires to change certain provisions of the Credit Agreement, to extend the Drawdown Termination Date, to add a new lender pursuant to the provisions of Section 10.11(d), and to make certain other changes therein, and to change certain provisions of the Pledge and Security Agreement and the Lenders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
Section 2. Concerning New Lender.
2.1 Addition of New Lender. Subject to Section 4 hereof upon and after the Effective Date (defined below), the New Lender hereby assumes, adopts and agrees to become a party, as a Lender, to the Credit Agreement and to each other Loan Document to which the Lenders are parties and for all purposes thereof, with a Commitment Amount as stated in the amended Schedule 5 to the Credit Agreement attached hereto as Schedule 5, and the parties hereto, other than the New Lender, acknowledge and consent to such actions by the New Lender. Upon and after the Effective Date, the New Lender shall be a Lender under the Credit Agreement and the other Loan Documents to which the Lenders are parties and shall have all of the rights, privileges and benefits of a Lender under the Credit Agreement and the other Loan Documents, and all of the duties of a Lender thereunder, in each case as if the New Lender had been initially a party to the Credit Agreement. Upon the Effective Date (defined below), the New Lender shall make Loans as calculated by the Agent so that its outstanding Loans are equal to its respective Percentage Share of all Loans outstanding on such date and the Agent shall distribute the proceeds of such Loans to the other Lenders in accordance with their Percentage Share of all Loans outstanding on the Effective Date, in each case after giving effect to this Amendment, but prior to any additional Loans requested by the Company to be made on the Effective Date.

2.2 Interest and Fees. From and after the Effective Date, all interest, all Balances Deficiency Fees and all Facility Fees accrued under the Credit Agreement for the billing period in which the Effective Date falls shall be paid to the Agent as provided in the Credit Agreement, and distributed by the Agent (A) with respect to amounts accrued before the Effective Date, to the Lenders (other than the New Lender) and (B) with respect to amounts accrued on or after the Effective Date, to the Lenders (including the New Lender) in accordance with the terms of the Credit Agreement.
2.3 Copies of Loan Documents. The Agent represents and warrants to the New Lender that the copies of the current versions of the Loan Documents and the related agreements, certificates, and opinion letters previously delivered to the New Lender are true and correct copies of the Loan Documents and related agreements, certificates, and opinion letters executed by and/or delivered in connection with the closing of the credit facilities contemplated by the Credit Agreement, other than the letter agreement described in Section 2.05(b) of the Credit Agreement.
2.4 No Representation or Warranty by Lenders. The New Lender agrees and acknowledges that none of the other Lenders nor the Agent (a) make any representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto and (b) make any representation or warranty and assume no responsibility with respect to the financial condition of any Borrower, or the performance or observance by any Borrower or any other Person of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.
2.5 No Reliance By New Lender. The New Lender (a) confirms to each other Lender and the Agent that it has received a copy of the Loan Documents together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (b) acknowledges that it has, independently and without reliance upon the Agent or any other Lender and instead in reliance upon its own review of such documents and information as such New Lender deems appropriate, made its own credit analysis and decision to enter into this Amendment and the Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as such New Lender shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under the Loan Documents.

Section 3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
3.1 The definitions of “Aged Loans”, “Change of Control”, “Collateral Value”, “Drawdown Termination Date”, “Hedge Report”, “Nonconforming Mortgage Loan”, “Subprime Sublimit”, “UCC” and “Wet Warehousing Sublimit” are amended in their entireties to read as follows:
“Aged Loans” means Mortgage Loans outstanding for more than (i) 90 days if such Mortgage Loans are Nonconforming Mortgage Loans, Super Jumbo Mortgage Loans or HELOC Mortgage Loans, and (ii) 120 days for all other types of Mortgage Loans, and, in all cases, less than 360 days (and in all cases excluding Underperforming Mortgage Loans and Aged Underperforming Mortgage Loans).
“Change of Control” means the occurrence of the Parent not owning, directly or indirectly, (1) a majority of the issued and outstanding ownership interests of the Company or (2) a controlling interest in any other Borrower.
“Collateral Value” means:
(a) except as otherwise provided in (b) or (c) below and thus specifically excluding the categories of Eligible Mortgage Loans described in (b) and (c) below, the following percentage with respect to each category of Eligible Mortgage Loan that is included in the Borrowing Base:
(i) ninety-eight percent (98%) for all categories of Eligible Mortgage Loans not otherwise listed in (ii) and (iii) of this subsection (a) of this definition; (ii) ninety-seven percent (97%) for each Eligible Mortgage Loan that is a Super Jumbo Mortgage Loan or an Uncovered Mortgage Loan; and (iii) ninety-five percent (95%) for each Eligible Mortgage Loan that is included in the Borrowing Base and that is an Aged Loan that is outstanding for more than 120 days (90 days in the case of Nonconforming Mortgage Loans, Super Jumbo Mortgage Loans and HELOC Mortgage Loans); in each case such percentage shall be applied to the least of: (A) the outstanding principal balance of the Mortgage Note for such Eligible Mortgage Loan; (B) the amount at which an Investor has committed to purchase the Eligible Mortgage Loan pursuant to a Take-out Commitment or the weighted average commitment price under the applicable Take-Out Commitment (excluding from the commitment price any stated servicing release premium); or (C) the weighted average purchase price for such Eligible Mortgage Loan pursuant to any Hedging Agreement as determined pursuant to the weekly Hedge Report provided by the Company to the Agent regarding Mortgage Loans to be purchased pursuant to a Hedging Agreement; provided that, the Agent or the Syndication Agent may exercise their right, at any time, to mark to market any one or more Mortgage Loans and the Collateral Value of such Mortgage Loans shall be the lesser of (x) the Collateral Value determined above, or (y) 97% of the Market Value as determined by the Agent or the Syndication Agent when marking such Mortgage Loans to market, or

(b) (i) ninety-five percent (95%) of the amount otherwise determined in (a) above, for any category of Mortgage Loan that is shipped by the Agent to a permanent investor for purchase or to a custodian for the formation of a pool if the full purchase price therefore has not been received by the Agent within 45 days of the date of shipment and for up to 90 days from the date of shipment, (ii) ninety percent (90%) of the amount otherwise determined in (a) above for all categories of Mortgage Loans so shipped by the Agent and for which full payment has not been received within 90 days from the date of shipment and for up to 120 days from the date of shipment and (iii) zero percent (0%) of the amount otherwise determined in (a) above for all categories of Mortgage Loans so shipped by the Agent and for which full payment has not been received within 120 days of shipment, or
(c) fifty-five percent (55%) of the unpaid principal balance for Underperforming Mortgage Loans, and fifty-five percent (55%) of the lesser of (i) the unpaid principal balance or (ii) the most recent BPO Value for properties that are Aged Underperforming Mortgage Loans.
“Drawdown Termination Date”: means the earlier of March 28, 2008, or the day on which the Notes first become due and payable in full.
“Hedge Report”: A report substantially in the form of Exhibit H-1, H-2 or H-3 hereto submitted pursuant to Section 5.01(h) hereof with respect to any Mortgage Loans included in Eligible Mortgage Loans that are subject to a Hedging Agreement which shows as of the close of business on the previous Business Day, all Hedging Agreements with respect to such Eligible Mortgage Loans and includes, in addition to the information with respect to such Hedging Agreements set out on Exhibit H-1, H-2 or H-3, as applicable, such other information as the Agent may request. For purposes of determining the weighted average price (expressed as a percentage of par) that Approved Investors are obligated to pay, pursuant to Hedging Agreements, for all Eligible Mortgage Loans, as shown on the most recent applicable Hedge Report (and any adjustments made by the Agent, for purposes of calculating the related Collateral Value, with respect to Mortgage Loans that subsequently were covered by loan specific Take-Out Commitments) in determining the weighted average purchase price for making any adjustments as referenced above, the Agent shall, with respect to the Alt-A Portfolio Profile reported on Exhibit H-1, use the value that is the “Portfolio Total” with respect to the column “Market under “Alt-A Portfolio Profile in Exhibit H-1, with respect to Conforming Mortgage Loans, use the value that is the “Total” with respect to the column “Value” under “Portfolio Hedge Position — Market Value Analysis” in Exhibit H-3, and with respect to Mortgage Loans with investor code 8751, use the value that is the “Hedge Portfolio Total” with respect to the column “Market” under “Builder Hedge Portfolio” in the Builder Forward Portfolio Report, Exhibit H-2.
“Nonconforming Mortgage Loan” means a Mortgage Loan that (a) is neither a Conforming Mortgage Loan nor a Jumbo Mortgage Loan nor a Super Jumbo Mortgage Loan, (b) generally meets Standard & Poor’s Ratings Group (a division of McGraw Hill, Inc.) underwriting guidelines for Subprime Mortgage Loans, (c) has a FICO score equal to or in excess of the requirements of the Investor under the applicable Take-Out Commitment for such Mortgage Loan, (d) has a combined loan-to-value ratio of not more than 100%, and (e) has a face amount of no more than $100,000, in the case of a HELOC Mortgage Loan (except for a HELOC Mortgage Loan in California, in which case the face amount shall be no more than $500,000), and no more than $400,000, in the case of any other Mortgage Loan except for Alt A Mortgage Loans and Forty Year Mortgage Loans (which are subject to the limitations on amount set forth in the definition of such respective categories of Mortgage Loans).

“Subprime Sublimit”: means seventeen and one-half percent (17.5%) of the Aggregate Commitment Amounts.
“UCC” means the New York Uniform Commercial Code, as the same may hereafter be amended.
“Wet Warehousing Sublimit”: means (i) fifty-five percent (55%) of the Aggregate Commitment Amounts for the last four Business Days of each calendar month and the first four Business Days in the next succeeding calendar month (increasing to sixty-five percent (65%) for the last two Business Days in any calendar quarter and the first Business Day of the next succeeding calendar quarter) and (ii) thirty percent (30%) of the Aggregate Commitment Amounts at any other time.
The definitions of “Forty/Thirty Year Mortgage Loans” and “Forty/Thirty Year Sublimit” are deleted from the Credit Agreement.
The following new definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“Aged Underperforming Mortgage Loan”: means a Mortgage Loan that otherwise would be an Underperforming Mortgage Loan that is (i) delinquent for a period in excess of 90 days (including REO Property) or (ii) is in the process of foreclosure.
“Aged Underperforming Mortgage Loan Sublimit”: means 20% of the Underperforming Mortgage Loan Sublimit up to a maximum of 2% of the Aggregate Warehousing Commitments.
“BPO Value”: means, with respect to the real property securing a Mortgage Loan, the lowest fair market value for such real property and the improvements thereon as set forth in an opinion of a real estate broker acceptable to Agent in its sole discretion as to the value of such real property and improvements if sold within a 60 day marketing period. Each such broker price opinion must be written by a real estate broker with substantial experience in the purchase and sale of similar properties in the local area in which the real property and improvements to be valued are located and be as of a date not more than 90 days prior to the date of the related Loan against such property.
“Forty Year Mortgage Loans” means Mortgage Loans that are the subject of a Hedging Agreement or a Takeout Commitment and that would be Conforming Mortgage Loans except that the loan amortizes over a period greater than 30 years but not to exceed 40 years with a maturity date of not greater than 40 years, where such Mortgage Loan does not exceed $1,000,000 and the mortgagor thereunder has a FICO score of no less than 620.
“Forty Year Sublimit”: means 20% of the Aggregate Commitment Amounts.

“REO Property”: means an improved real property on which is located a 1 to 4 family residence that previously secured an Underperforming Mortgage Loan on which a Loan had been made that is now owned by a Borrower that was acquired by such Borrower through foreclosure of the Mortgage on such property or by acceptance of a deed in lieu of foreclosure and that is subject to a mortgage from the Borrower in favor of the Agent.
“Underperforming Mortgage Loan”: means a Mortgage Loan that is delinquent more than 30 days and up to and including 90 days or a Mortgage Loan repurchased from an Approved Investor or a Mortgage Loan that covered a property that is now an REO Property and with respect to Mortgage Loans repurchased from an Approved Investor or that covered property that is now an REO Property, such Mortgage Loan was originally warehoused under this Agreement and was never warehoused under any other warehousing or repurchase facility (other than the initial pledge of Underperforming Mortgage Loans listed in Schedule X.).
“Underperforming Mortgage Loan Sublimit”: means 10% of the Aggregate Commitment Amounts.
3.2 Global Change. All references in the Credit Agreement to Forty/Thirty Year Mortgage Loans are changed to references to Forty Year Mortgage Loans and all references in the Credit Agreement to Forty/Thirty Year Sublimit are changed to Forty Year Sublimit.
3.3 Section 2.07(a) of the Credit Agreement is amended in its entirety to read as follows:
(a) first, for the payment of all Obligations which are then due, and if such money is insufficient to pay all such Obligations, (i) first to any reimbursements due Agent under Section5.05, (ii) second, to the payment of any Swingline Loans then outstanding, (iii) third, to the payment of interest then due on the Loans, (iv) fourth, to the payment of the Loans then due, and (v) then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree;
3.4 Section 7.01 of the Credit Agreement is amended in its entirety to read as follows:
7.01 Nature of Event. An Event of Default shall exist if any one or more of the following occurs:
(a) The Company and the applicable Co-Borrowers fail to make any payment of (i) principal on any Note on the Drawdown Termination Date, (ii) except as provided in immediately preceding clause (i), principal on any Note in accordance with Section 2.06 within one (1) Business Day of when required to be paid to Agent or any Lender pursuant to this Agreement or any other Loan Document, or (iii) interest on any Note or any fee or other amount required to be paid to Agent or any Lender pursuant to this Agreement or any other Loan Document within five (5) calendar days after notice of such failure is given by Agent to the Company and the applicable Co-Borrowers;

(b) Default is made in any of the covenants contained in Section 6.13, 6.14 or 6.15 and such default continues unremedied for ten (10) calendar days;
(c) Default is made in the due observance or performance by the Company and the applicable Co-Borrowers or any Restricted Subsidiaries of any other covenant or agreement set forth in Article VI (excluding Sections 6.13, 6.14 and 6.15) or Section 5.01 and such default continues unremedied for thirty (30) calendar days;
(d) Default is made in the due observance or performance by the Company and the applicable Co-Borrowers or any Restricted Subsidiaries of any covenant or agreement set forth in any Loan Document (other than as referred to in subsections (a) (b) or (c) above) and such default continues unremedied for thirty (30) calendar days after notice of such default is given by Agent to the Company and the applicable Co-Borrowers;
(e) Any (i) warranty or representation by or on behalf of the Company and the applicable Co-Borrowers contained in any Loan Document or in any borrowing request, proves to have been incorrect or misleading, in any case in any material respect as of the date made or deemed made or (ii) written statement by or on behalf of the Company or the applicable Co-Borrowers contained in any Loan Document or in any borrowing request, proves to have been incorrect or misleading, in any case in any material respect as of the date made or deemed made; provided that if, in the reasonable judgment of the Agent, the statement was the result of an unintentional error or mistake in business judgment or transcription, or of ordinary negligence, and the Company or the applicable Co-Borrower corrects the statement on or before 5 calendar days after notice of the error from the Agent, then such incorrect or misleading statement will not be a Default or an Event of Default;
(f) Any Borrower or any Restricted Subsidiary:
(i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of ninety (90) calendar days; or
(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of any order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes partnership action, corporate action or other action to authorize any of the foregoing; or
(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within ninety (90) calendar days after the making thereof, or such appointment or taking possession is it any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless (A) the same is discharged within thirty (30) calendar days after the date thereof or no less than five (5) days prior to any proposed sale thereunder, or (B) an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or
(v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Mortgage Collateral;
provided, however, if any event set forth in this Section 7.01(f) occurs with respect to any Restricted Subsidiary, the occurrence of such event shall not constitute an Event of Default unless it could have a Material Adverse Effect;
(g) The Company or any Restricted Subsidiary fails to make when due (whether by acceleration or otherwise) or within any applicable grace period (after giving effect to any applicable notice requirement), any payment due in an amount greater than $5,000,000 on any GAAP Indebtedness and Contingent Indebtedness (other than the Obligations) and such failure allows the holder thereof to accelerate such GAAP Indebtedness or Contingent Obligation; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs);
(h) Any Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Agent or any Lender; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Agent or any Lender; or
(i) A Change of Control occurs.
3.5 The last sentence of Section 10.02 of the Credit Agreement is amended to read as follows:
Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, (a) without the prior consent of the Majority Lenders waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.02(g)), (b) without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (i) increase the Percentage Share of the Commitment of such Lender or subject such Lender to any additional obligations, (ii) reduce any fees hereunder, or the principal of, or interest on, such Lender’s Note, (iii) release any Borrower from its obligation to pay such Lender’s Note, (iv) amend the definitions of “Collateral Value,” “Drawdown Termination Date,” and “Mortgage Collateral,” (v) release any Collateral except in accordance with and pursuant to the Loan Documents, or (vi) change the date on which any payments of principal, interest or fees are due hereunder, (c) without the prior written consent of all Lenders, (i) amend the definition herein of “Majority Lenders” or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (ii) change any of the provisions of this Section 10.02.

3.6 Schedule 1 to the Credit Agreement is deleted and Schedule 1 attached hereto is inserted in its place as Schedule 1 to the Credit Agreement.
3.7 Schedule 2 to the Credit Agreement is deleted and Schedule 2 attached hereto is inserted in its place as Schedule 2 to the Credit Agreement.
3.8 Schedule 5 to the Credit Agreement is deleted and Schedule 5 attached hereto is inserted in its place as Schedule 5 to the Credit Agreement.
3.9 Exhibit C to the Credit Agreement is deleted and Exhibit C hereto is inserted in its place as Exhibit C to the Credit Agreement.
3.10 Exhibit H to the Credit Agreement is deleted and Exhibits H-1, H-2 and H-3 hereto are inserted in its place as Exhibits H-1, H-2 and H-3 to the Credit Agreement.
3.11 Schedule X is added to the Agreement in the form of Schedule X attached hereto.
Section 4. Amendments to Pledge and Security Agreement. The Pledge and Security Agreement is hereby amended as follows:
4.1 Section 3 of the Pledge and Security Agreement is amended by adding the following at the end thereof:
In addition to the other reports required by this Section, the Company will provide to the Agent, no later than the twentieth day of each month, a report in form and substance satisfactory to the Agent detailing the following information regarding each Underperforming Mortgage Loan and each Aged Underperforming Mortgage Loan: Borrower name, loan number, date of start of delinquency, unpaid principal balance, date of repurchase if applicable, and such other information as the Agent may reasonably request. Such information shall be provided on Schedule X to the Credit Agreement.
4.2 Section 4 of the Pledge and Security Agreement is amended by adding the following new Section 4.08 at the end thereof:
4.08 REO Documentation. For REO Property the Company will provide the following documentation to the Agent prior to the funding of any Loan against such REO Property (Wet Warehousing Loans will not be made against an REO Property):

a. If the REO Property was or is being acquired by foreclosure and the Company is the purchaser at such sale and a redemption period is applicable to the sale:
(i) a certified copy of the certificate of sale;
(ii) an assignment of the certificate of sale in recordable form from the Company, in blank; and
(iii) documentation establishing the BPO Value of such property.
b. If the REO Property was or is being acquired by foreclosure (or was acquired by deed in lieu of foreclosure) and the Company is the purchaser at such sale and the redemption period has expired or there is no redemption period:
(i) a certified copy of the deed conveying the REO Property to the Company;
(ii) a deed conveying the REO Property, executed in blank, by the Company;
(iii) an original owner’s title insurance policy showing the Company as the owner subject only to exceptions approved by the Agent;
(iv) documentation establishing the BPO Value of such property; and
(v) if requested by the Agent, a mortgage on the REO Property in favor of the Agent, in form and substance satisfactory to the Agent, executed by the Company.
4.3 Section 14 of the Pledge and Security Agreement is amended by deleting therefrom the reference to the “State of Minnesota” and inserting in its place the “State of New York”.
4.4 Attachments 1(A) and 1(B) to the Pledge and Security Agreement are amended by changing the reference in the last paragraph of Attachment 1(A) and the penultimate paragraph of 1(B) to the “State of Minnesota” to the “State of New York”.
Section 5. Effectiveness of Amendments. The amendments contained in this Amendment shall be deemed to be effective as of March 30, 2007 (the “Effective Date”) upon execution by the Borrower and Lenders and upon receipt by the Agent of the following:
(a) This Amendment and a Note in the principal amount of each Lender’s Commitment Amount from the Borrower to each such Lender substantially in the form of Exhibit A to the Credit Agreement (together with this Amendment, the “Amendment Documents”); and
(b) A copy of the resolutions of the Board of Directors of the General Partner of the Borrower authorizing the execution, delivery and performance of this Amendment and the Notes certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Organization or operating agreement of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated April 7, 2006, and (ii) identifying each officer of the general partner of the Borrower authorized to execute this Amendment, the Notes and any other instrument or agreement executed by the Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

Section 6. Representations, Warranties, Authority, No Adverse Claim.
6.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of the date hereof, except for changes permitted by the terms of the Credit Agreement (other than any representation or warranty that expressly relates to an earlier date), and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lenders.
6.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith by proper partnership action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s partnership agreement or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lenders. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lenders.
6.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.
Section 7. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Agent on behalf of the Lenders and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lenders under the Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

Section 8. Merger and Integration, Superseding Effect. This Credit Agreement as amended by this Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into the Credit Agreement as amended by this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that the Credit Agreement as amended by this Amendment, shall control with respect to the specific subjects hereof and thereof.
Section 9. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.
Section 10. Successors. The Amendment Documents shall be binding upon the Borrower and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.
Section 11. Legal Expenses. The Borrower agrees to pay or reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 12. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 13. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.
Section 14. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
[Signature Pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.
BORROWER:

DHI MORTGAGE COMPANY, LTD.
By: DHI Mortgage Company GP, Inc.
Its: General Partner

By: /s/Mark C. Winter

Title: C.F.O. and V.P.
STATE OF TX
COUNTY OF Travis
On this the 27 day of March, 2007, personally appeared Mark C. Winter, as C.F.O. and V.P. of DHI Mortgage Company, GP, Inc., a Delaware corporation, as general partner of DHI Mortgage Company , Ltd., a Texas limited partnership (the “Company”), and before me executed this First Amendment to Amended and Restated Credit Agreement, on behalf of the Company.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Melody A. Hansen
Signature of Notary Public, State of Texas

(Print, Type or Stamp Commissioned Name of Notary Public)
Personally known X ; OR Produced Identification

Type of ID produced

(NOTARIAL SEAL)
[Signature Page 1 to First Amendment to
Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender
By:	/s/ Edwin D. Jenkins
Edwin D. Jenkins
Senior Vice President

[Signature Page 2 to First Amendment to
Second Amended and Restated Credit Agreement]

COMERICA BANK
By:	/s/ Robert W. Marr
Robert W. Marr
Vice President

[Signature Page 3 to First Amendment to
Second Amended and Restated Credit Agreement]

NATIONAL CITY BANK, a national banking association, successor by merger to NATIONAL CITY BANK OF KENTUCKY
By:	/s/ Michael A. Johnson
	Name:	Michael A. Johnson
	Title:	Vice President

[Signature Page 4 to First Amendment to
Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.
By:	/s/Alexa Bradford
Alexa Bradford
Senior Vice President

[Signature Page 5 to First Amendment to
Second Amended and Restated Credit Agreement]

BNP PARIBAS
By:	/s/ Duane Helkowski
Duane Helkowski
Vice President

By:	/s/ Angela Arnold
Angela Arnold
Director

[Signature Page 6 to First Amendment to
Second Amended and Restated Credit Agreement]

WASHINGTON MUTUAL BANK, FA
By:	/s/ Brad Johnson
Brad Johnson
Vice President

[Signature Page 7 to First Amendment to
Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK
By:	/s/ Cynthia E. Crites
Cynthia E. Crites
Executive Director

[Signature Page 8 to First Amendment to
Second Amended and Restated Credit Agreement]

SCOTIABANC, INC.

By:	/s/ William E. Zarrett
William E. Zarrett

Its:	Managing Director

[Signature Page 9 to First Amendment to
Second Amended and Restated Credit Agreement]

SOCIETE GENERALE

By	/s/ Milissa A. Goeden
Its	Director
[Signature Page 10 to First Amendment to
Second Amended and Restated Credit Agreement]

LLOYDS TSB BANK PLC

By	/s/ Daniela Chun

Daniela Chun
Assistant Vice President
Structured Finance, USA
C-D31

By	/s/ Peter Hart

Peter Hart
Vice President
Structured Finance
H002
[Signature Page 11 to First Amendment to
Second Amended and Restated Credit Agreement]

SCHEDULE 1
ELIGIBLE MORTGAGE LOAN
“Eligible Mortgage Loan” means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and the Borrowers by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent and warrant to Agent and Lenders at and as of the date of such computation):
(i) Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor’s rights in general and by general principles of equity;
(ii) Such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Borrowers, and all information set forth therein is true and correct;
(iii) Such Mortgage Loan is free of any default (other than as permitted by subparagraph (iv) below) of any party thereto (including the Borrowers), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;
(iv) Except for Underperforming Mortgage Loans and Aged Underperforming Mortgage Loans, no payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage;
(v) Such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;
(vi) Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;
(vii) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Borrowers to the Obligor, and, other than as disclosed to Agent in writing, there have been no prepayments;

Sch 1-1

(viii) Except for Aged Loans, Underperforming Mortgage Loans and Aged Underperforming Mortgage Loans, such Mortgage Loan was originated, purchased by the Borrowers or converted from a variable rate Mortgage Loan to a fixed rate Mortgage Loan, whichever is latest not more than ninety (90) days prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base and, except for Forty Year Mortgage Loans, matures within 30 years after such date of origination;
(ix) At all times such Mortgage Loan will be free and clear of all Liens, except in favor of Agent for the benefit of Lenders and any other Lien which has been disclosed to Agent in writing and is permitted hereunder;
(x) The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with the Borrowers named as a loss payee thereon;
(xi) The loan to value ratio for such Mortgage Loan does not exceed 100% except for Mortgage Loans qualifying for purchase by Fannie Mae or Freddie Mac, FHA insured loans and VA guaranteed loans and to the extent the loan to value ratio exceeds 80%, such Mortgage Loan is covered by mortgage insurance.
(xii) On origination of the Mortgage Loan no policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.
(xiii) No characteristic of the Mortgage Loan or its origination (A) triggers the thresholds of Section 32 of Regulation Z of the Federal Reserve Board (12.C.F.R. 226.32) or is a “high cost”, “predatory”, “covered”, “high risk” or “threshold” loan, as the case may be, under any applicable state, county or municipal law, but only to the extent that such law expressly exposes assignees of Mortgage Loans to possible civil or criminal liability or damages, or exposes any Lender, the Agent or Syndication Agent to regulatory action or enforcement proceedings, penalties or other sanctions, or would materially impair the enforceability, or the marketability to Approved Investors, of the Mortgage Loan, or (B) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any such applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.
(xiv) The Required Mortgage Documents have been delivered to Agent prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base or, if such items have not been delivered to Agent on or prior to the date such Mortgage Loan is first included in any computation of the Borrowing Base, (1) the Borrower has agreed to pledge and deliver all Required Mortgage Documents pursuant to an Agreement to Pledge delivered to Agent prior to such inclusion, and (2) the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Mortgage Loans for which Agent has not received the Required Mortgage Documents does not exceed the Wet Warehousing Sublimit, provided that, all Required Documents with respect to such Mortgage Loan shall be delivered to Agent within seven (7) Business Days after the date of the borrowing request with respect thereto and all other documents requested by Agent pursuant to Section 4.02 of the Security Agreement shall be delivered to Agent within five Business Days after such request.

Sch 1-2

(xv) If such Mortgage Loan is included in the Borrowing Base and has been withdrawn from the possession of Agent on terms and subject to conditions set forth in the Security Agreement:
(1) If such Mortgage Loan was withdrawn by the Borrowers for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to such Mortgage Loan are returned to Agent within nineteen (19) calendar days from the date of withdrawal; and the Collateral Value of such Mortgage Loan when added to the Collateral Value of other Mortgage Loans which have been similarly released to the Borrowers and have not been returned does not exceed $10,000,000;
(2) If such Mortgage Loan was shipped by Agent directly to a permanent investor for purchase or to a custodian for the formation of a pool, the full purchase price therefor has been received by Agent (or such Mortgage Loan has been returned to Agent) within forty-five (45) days of the date of shipment; provided, however, that the time for receipt of payment by Agent or return of such Mortgage Loan is extended to ninety (90) days from the date of shipment by Agent so long as the principal amount of such Mortgage Loans does not exceed 10% of the Aggregate Commitment Amounts; and provided, further, that the time for receipt of payment by Agent or return of such Mortgage Loan is extended to one hundred (120) days from the date of shipment by Agent so long as the principal amount of such Mortgage Loans does not exceed 2% of the Aggregate Commitment Amounts.
(xvi) If such Mortgage Loan is a Jumbo Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Jumbo Mortgage Loans does not exceed the Jumbo Sublimit.
(xvii) If such Mortgage Loan is a Super Jumbo Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Super Jumbo Mortgage Loans does not exceed the Super Jumbo Sublimit;
(xviii) If such Mortgage Loan is a HELOC Mortgage Loan or Second Lien Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other HELOC Mortgage Loans and Second Lien Mortgage Loans does not exceed the HELOC and Second Lien Mortgage Loan Sublimit and if such HELOC Mortgage Loan or Second Lien Mortgage Loan is a Subprime Mortgage Loan, it is subject to a Take-Out Commitment and is accompanied by a first lien Mortgage Loan (as specifically represented and warranted by the Borrower).

Sch 1-3

(xix) If such Mortgage Loan is an Aged Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Aged Loans does not exceed the Aged Loan Sublimit;
(xx) If such Mortgage Loan is an Uncovered Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Uncovered Mortgage Loans does not exceed the Uncovered Mortgage Loan Sublimit;
(xxi) If such Mortgage Loan is an Alt A Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Alt A Mortgage Loans does not exceed the Alt A Loan Sublimit.
(xxii) If such Mortgage Loan is a Subprime Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Subprime Mortgage Loans does not exceed the Subprime Sublimit.
(xxiii) If such Mortgage Loan is a Non-Owner Occupied Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Non-Owner Occupied Mortgage Loans does not exceed the Non-Owner Occupied Sublimit.
(xxiv) If such Mortgage Loan is a Negatively Amortizing Mortgage Loan or Pay Option ARM, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Negatively Amortizing Mortgage Loans or Pay Option ARMs does not exceed the Negatively Amortizing Mortgage Loan or Pay Option ARM Sublimit.
(xxv) If such Mortgage Loan is a Forty Year Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Forty Year Mortgage Loans does not exceed the Forty Year Sublimit (as specifically represented and warranted by the Borrower).
(xxvi) If such Mortgage Loan is an Underperforming Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Underperforming Mortgage Loans does not exceed the Underperforming Mortgage Loan Sublimit and if such Mortgage Loan is an Aged Underperforming Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all Mortgage Loans that are Aged Underperforming Loans does not exceed the Aged Underperforming Loans Sublimit.
(xxvii) Such Mortgage Loan has not been included in the Borrowing Base for more than (A) ninety (90) days, if such Mortgage Loan is a Nonconforming Mortgage Loan, (including Alt A Mortgage Loans, Second Lien Loans, Forty Year Mortgage Loans, Subprime Mortgage Loans, Negatively Amortizing Mortgage Loans or Pay Option ARMs), a Super Jumbo Mortgage Loan or a HELOC Mortgage Loan (excluding HELOC Mortgage Loans that are Uncovered Mortgage Loans), (B) one hundred twenty (120) days, if such Mortgage Loan is a Jumbo Mortgage Loan, (C) one hundred twenty (120) days, if such Mortgage Loan is a Conforming Mortgage Loan or Uncovered Mortgage Loan (D) one hundred eighty days if such Mortgage Loan is made in connection with a bond program, or (E) three hundred sixty (360) days, if such Mortgage Loan is an Aged Loan, an Underperforming Mortgage Loan or an Aged Underperforming Mortgage Loan;

Sch 1-4

(xxviii) Except as otherwise provided above and unless such Mortgage Loan is an Uncovered Mortgage Loan, an Underperforming Mortgage Loan or an Aged Underperforming Mortgage Loan, such Mortgage Loan is covered by a Hedging Agreement or Take-Out Commitment reasonably acceptable to the Agent and the Syndication Agent which is in full force and effect, and the Borrowers and such Mortgage Loan are in full compliance therewith;
(xxix) Such Mortgage Loan is secured by a first or second Mortgage on Property consisting of a completed one-to-four unit single family residence (other than a mobile home, a manufactured home or a cooperative) which is not used for commercial purposes and which is not a construction loan; and
(xxx) The face amount of the Mortgage Note underlying such Mortgage Loan does not exceed $1,000,000 ($1,500,000 for Super Jumbo Mortgage Loans) or the other applicable limits contained in the definitions of Alt A Mortgage Loans and Nonconforming Mortgage Loan.
Agent may, in its discretion, waive one or more of the foregoing eligibility requirements with respect to any Mortgage Loan, provided that the aggregate Collateral Value of all Mortgage Loans with respect to which such eligibility requirements have been waived shall not at any time exceed $3,000,000.

Sch 1-5

SCHEDULE 2
Approved Investors
(to be provided)

Sch 2-1

SCHEDULE 5
COMMITMENT AMOUNTS AND PERCENTAGE SHARES

	Commitment	Percentage
LENDER	Amount	Share
U.S. Bank
JP Morgan Chase Bank
Bank of America
BNP Paribas
Comerica Bank
Scotiabanc, Inc.
Societe Generale
Lloyds TSB Bank
Washington Mutual
National City Bank

Total	$540,000,000	100%
		(rounded)

Sch 5-1

EXHIBIT C
TO CREDIT AGREEMENT
FORM OF
BORROWING BASE CERTIFICATE
[On the Company’s Letterhead]
U.S. Bank National Association, as Agent
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Mortgage Banking Services Division BC-MN-HO3B
Ladies and Gentlemen:
We submit this certificate to you in accordance with the terms of the Second Amended and Restated Credit Agreement dated as of April 7, 2006 (as amended and as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”) between DHI Mortgage Company, Ltd., the lenders party thereto (the “Lenders”), U.S. Bank National Association, as Agent for the Lenders (in such capacity, the “Agent”) and JPMorgan Chase Bank, N.A. as Syndication Agent. Each capitalized term used herein and not defined herein has the same meaning ascribed to such term in the Credit Agreement or the Security Agreement.
The undersigned hereby certifies the following as of the close of business on                     , ___the Borrowing Base was calculated as follows:
Collateral Value

(a)	Pledged Mortgage Loan	$

Conforming Mortgage Loans	$

Conforming Non-Agency Loans	$

Jumbo Mortgage Loans	$

Super Jumbo Mortgage Loans	$

Alt A Mortgage Loans	$

Subprime Mortgage Loans	$

HELOC Mortgage Loans	$

Second Lien Loans	$

Ex C-1

Non-Owner Occupied Mortgage Loans	$

Aged Loans	$

Uncovered Mortgage Loans	$

Negatively Amortizing or Pay Option
ARM Mortgage Loans	$

Forty Year Mortgage Loans	$

Underperforming Mortgage Loans	$

Aged Underperforming Mortgage Loans	$

Less:

(b)	Pledged Mortgage Loans with No
Collateral Value (i.e., not
	Eligible Mortgage Loans)	$

Conforming Mortgage Loans
— 121 days or more since
date of pledge; $

Jumbo Mortgage Loans — 121 days
or more since date of pledge; $

Uncovered Mortgage Loans
— 121 days or more since
date of pledge; $

HELOC Mortgage Loans-91 days or more
since date of pledge; $

Second Lien Mortgage Loans-91 days or more
since date of pledge; $

Alt A Mortgage Loans-91 days or more
since date of pledge $

Super Jumbo Mortgage Loans-91 days or more
since date of pledge; $

Forty Year Mortgage Loans-91 days or more
since date of pledge; $

Ex C-2

Subprime Mortgage Loans-91 days or more
since date of pledge; $

Negatively Amortizing or
Pay Option ARM Mortgage Loans-91 days or more
since date of pledge; $

Pledged more than 91 to 120 days	$

(120/360 days for Aged Loans)	$	(less than 121 days)
	$	(from 121 to 360 days)

Underperforming Mortgage Loans and
Aged Underperforming Mortgage Loans
pledged more than 360 days	$

Collateral Document not returned (19 days)	$

In default (one full reporting period)	$
Requested documents not delivered
(5 Business Days) $___

Promissory Note and/or Collateral Documents
not delivered (wet funding loans;
7 Business Days) $___

Wet funding loans in excess of sublimit	$

Wet funding loans not closed	$

Jumbo Mortgage Loans in excess
of applicable sublimit $___

HELOC Mortgage Loans and Second Lien Loans in excess of
applicable sublimit $

Alt A Mortgage Loans in excess of
applicable sublimit $

Super Jumbo Mortgage Loans in excess of
applicable sublimit $

Forty Year Mortgage Loans in excess of
applicable sublimit $

Ex C-3

Subprime Mortgage Loans in excess of
applicable sublimit $

Negatively Amortizing or Pay Option ARM
Mortgage Loans in excess of
applicable sublimit $

Aged Loans in excess of Aged Loan Sublimit $

Uncovered Mortgage Loans in excess
of applicable sublimit $

Underperforming Mortgage Loans and
Aged Underperforming Mortgage Loans
in excess of applicable sublimit $

Not marketable	$

Agent does not have perfected, first
priority security interest	$

Other ineligible	$

(c)	Eligible Mortgage Loans ((a) – (b))	$

(d)	2% of (c) (after deduction of Super Jumbo, Uncovered, and
	Aged Loans)	$

(e)	5% of loans included in Aged Loan Sublimit
	and included in Borrowing Base 121 or more days	$

(f)	3% of Loans included in Super Jumbo and Uncovered
	Mortgage Loan Sublimits	$

(g)	further deduction for loans shipped to investors for
which purchase price
	not received within 45 days (para. (b) of Collateral Value)	$

(h)	further deduction for loans shipped to investors for
which purchase price
	not received within 90 days (para. (b) of Collateral Value)	$

(i)	100% of loans shipped to investors for which purchase price
	not received within 120 days	$

Ex C-4

(j)	45% of loans that are Underperforming or Aged Underperforming
	Mortgage Loans	$

(k)	Total deductions from Eligible Loans (sum of (d) through (j))	$

(j)	Total Collateral Value (Borrowing Base)
	((c) minus (j))	$
Attached hereto is a schedule of the “Pledged Mortgage Loans” (as defined in the Security Agreement) that have no Collateral Value at the date hereof.
Dated:                     , 20__

DHI MORTGAGE COMPANY, LTD.

By

Its

Ex C-5

EXHIBIT H-1

Ex H-1 -1

EXHIBIT H-2

Ex H-2 -1

EXHIBIT H-3

Ex H-3 -1

Schedule X
Underperforming Mortgage Loans

Sch X -1

FORM OF
PROMISSORY NOTE

$	Minneapolis, Minnesota
March 30, 2007
FOR VALUE RECEIVED, DHI MORTGAGE COMPANY, LTD., (formerly known as CH MORTGAGE COMPANY I, LTD.), a Texas limited partnership (the “the Company”), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Lender”) at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds, the principal sum of                                          DOLLARS ($                    ) or the aggregate unpaid principal amount of all Loans and Swingline Loans made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.
Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.
This note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of April 7, 2006, between the Company, the Lender, the other lenders party thereto and U.S. Bank National Association, as Agent (as amended and as the same may be amended, modified or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This Note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement. This Note is issued in substitution and replacement, but not in payment, of a note dated as of                                          in the original principal amount of $                    .
The Company hereby waives diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.
The Company reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty in accordance with the terms of the Credit Agreement.

Sch X - 1

This note is entitled to the benefit of the Security Agreement and the other Loan Documents.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.

DHI MORTGAGE COMPANY, LTD.,
(FORMERLY KNOWN AS CH MORTGAGE COMPANY I, LTD.)

By: DHI Mortgage Company GP, Inc.,
(formerly known as CH Mortgage Company GP, Inc.),
its General Partner

By

Mark C. Winter, Chief Financial Officer and
Vice President

EX C-2